EXHIBIT 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT (this “Amendment”) dated as of the 1st day of April, 2018, to the MANAGEMENT AGREEMENT made as of the 22nd day of January 2016 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), CERES TACTICAL MACRO L.P., a Delaware limited partnership (formerly known as Managed Futures Premier Macro L.P., the “Partnership”) and WILLOBRIDGE ASSOCIATES INC. a Delaware corporation (the “Advisor”, and together with CMF and the Partnership, the “Parties”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Managed Futures Premier Macro L.P. changed its name to Ceres Tactical Macro L.P. effective February 27, 2017;

WHEREAS, the Partnership, CMF and the Advisor wish to amend the Management Agreement to decrease the Advisor’s management fee compensation; and

WHEREAS, pursuant to Section 11 of the Management Agreement, the Management Agreement may be amended by written consent of the parties.

NOW, THEREFORE, the parties agree as follows:

1.    The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1.25% (1.25% per year) of the Net Assets of the Partnership as of the first day of each month allocated to the Advisor (computed monthly by multiplying the adjusted net assets of the Partnership allocated to the Advisor as of the first business day of each month by 1.25% and dividing the result thereof by 12).”

2.    The foregoing amendment shall take effect as of the 1st day of April 2018.

3.    In all other respects the Management Agreement remains unchanged and of full force and effect.

4.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same agreement.

5.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

CERES TACTICAL MACRO L.P.

By: Ceres Managed Futures LLC, its general partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President & Director

WILLOWBRIDGE ASSOCIATES INC.

By	/s/ Steven R. Crane
Name:	Steven R. Crane
Title:	Chief Financial Officer